UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2015

LPATH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4025 Sorrento Valley Blvd.
San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 678-0800

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On September 23, 2015, the Board of Directors (the “Board”) of Lpath, Inc. (the “Company”) concluded its consulting agreement (the “Consulting Agreement”) with Michael Lack, the Company’s interim chief executive officer, effective as of September 30, 2015.  Pursuant to the terms of the Consulting Agreement, Mr. Lack will be deemed to have resigned from his positions as interim chief executive officer and principal executive officer on September 30, 2015.  The Board terminated the Consulting Agreement without cause, and there is no disagreement between Mr. Lack and the Board on any matter related to the Company or its operations.

(c)                                  On September 23, 2015, the Board also appointed Gary Atkinson, the Company’s currently serving senior vice president and chief financial officer, as interim chief executive officer.  Mr. Atkinson will serve as the Company’s principal executive officer and principal financial and accounting officer.

Mr. Atkinson joined the Company as its vice president and chief financial officer in 2005. He has more than 20 years of financial management experience in the life sciences industry. Prior to joining the Company, Mr. Atkinson served, from 2001 to 2005, as senior vice president and chief financial officer at Quorex Pharmaceuticals, Inc., a drug discovery company. From 1995 to 2000, Mr. Atkinson served as vice president of finance at Isis Pharmaceuticals, Inc., a publicly held pharmaceutical research and development company. Earlier in his career, Mr. Atkinson served as the corporate controller at Loral Aerospace Corporation and as the director of financial planning at Cubic Corporation. He began his career with Ernst & Young, where he earned his CPA certification. Mr. Atkinson holds a Bachelor’s Degree from Brigham Young University.

As an executive officer of the Company, Mr. Atkinson has and will continue to participate in the Company’s annual performance-based cash bonus program and be eligible to receive annual long-term equity awards under the Company’s Amended and Restated 2005 Equity Incentive Plan.  He will also be eligible to participate in the employee benefit plans and programs the Company makes available to all of its full-time employees, including the Company’s 401(k) plan, group health plan, group term life insurance plan, and short- and long-term disability benefit plans.  Other than his compensation as an executive officer of the Company as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 27, 2015 or filed with the SEC pursuant to a Current Report on Form 8-K, there has been no transaction since the beginning of the Company’s last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which the Company is or was a participant and in which Mr. Atkinson or any of his immediate family members had or will have a direct or indirect material interest.  Mr. Atkinson has no family relationship with any of the Company’s other directors or executive officers.

Item 7.01                                           Regulation FD Disclosure.

On September 29, 2015, the Company issued a press release announcing the appointment of Mr. Atkinson as interim chief executive officer and its conclusion of the Consulting Agreement with Mr. Lack.

The press release furnished with this Current Report on Form 8-K under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPATH, INC.

Dated: September 29, 2015	By:	/s/ Daniel H. Petree
Name: Daniel H. Petree
Title: Chairman of the Board of Directors